                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incoporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (the "Registration Statement") of our report appearing in the November 30, 1996 Annual Report of The Merger Fund, portions of which are incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in the Statement of Additional Information.


/s/Price Waterhouse LLP
Milwaukee, Wisconsin
February 5, 1997